SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    February 22, 2012

                        INTERFACE, INC.
(Exact name of Registrant as Specified in its Charter)

Georgia	001-33994	58-1451243
(State or other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2859 Paces Ferry Road, Suite 2000 Atlanta, Georgia	30339
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (770) 437-6800

                                         Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On February 22, 2012, Interface, Inc. (the “Company”) issued a press release reporting its financial results for the fourth quarter and full year 2011 (the “Earnings Release”).  A copy of the Earnings Release is included as Exhibit 99.1 hereto and hereby incorporated by reference.  The information set forth in this Item 2.02, including the exhibit hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01   OTHER EVENTS.

On February 22, 2012, the Company issued a press release announcing that it has elected to redeem the remaining $11.5 million in aggregate principal amount outstanding of its 9.5% Senior Subordinated Notes due 2014 at a price equal to 100% of the principal amount of the notes, plus accrued interest through the redemption date.  See the copy of the press release announcing the early redemption, which is attached hereto as Exhibit 99.2 to this Report and is incorporated herein by reference.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statements of Businesses Acquired.

None.

(b)           Pro Forma Financial Information.

None.

(c)           Shell Company Transactions.

None.

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated February 22, 2012, reporting its financial results for the fourth quarter and full year 2011 (furnished pursuant to Item 2.02 of this Report).
99.2
Press Release of Interface, Inc., dated as of February 22, 2012, announcing the early redemption of the remaining $11.5 million in aggregate principal amount outstanding of its 9.5% Senior Subordinated Notes due 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERFACE, INC.

By:	/s/ Patrick C. Lynch
Patrick C. Lynch
Senior Vice President
Date: February 22, 2012

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Interface, Inc., dated February 22, 2012, reporting its financial results for the fourth quarter and full year 2011 (furnished pursuant to Item 2.02 of this Report).
99.2
Press Release of Interface, Inc., dated as of February 22, 2012, announcing the early redemption of the remaining $11.5 million in aggregate principal amount outstanding of its 9.5% Senior Subordinated Notes due 2014.